National Western Life Insurance Company	2020
OFFICER BONUS PROGRAM

This 2020 Officer Bonus Program (the “Program”) is designed to reward eligible Officers (excludes Marketing Officers) of National Western Life Insurance Company (the “Company”) for their performance in assisting the Company in achieving pre-determined sales targets while managing to its expense and profit criteria. A CEO, President, Executive Vice President, Senior Vice President, Vice President, or Assistant Vice President of the Company who is designated by the Committee as a participant in the Program (a “Participant”) shall be eligible to receive a bonus hereunder.
The Program was adopted by the Compensation and Stock Option Committee of the Board of Directors of National Western Life Group Inc. (the “Committee”) on December 11, 2019.

I.	Goals/Performance Payout:

1.
The Plan incorporates four (4) measurable performance factors: (1) Company sales, which are defined as Life net total placed premium sales and Annuities total placed premium, (2) Company expense management, (3) overall profitability and (4) achievement of specific objectives by Participants as assessed by the senior staff and the President.

2.
The bonus percentages included in the tables below pertain to Participants who are eligible officers at the CEO, President, Executive Vice President, Senior Vice President, Vice President and Assistant Vice President levels. The bonus percentages for Participants who are Vice Presidents are determined using one-half of the bonus percentages shown for Senior Vice Presidents. The bonus percentages for Participants who are Assistant Vice Presidents are determined by using one-fourth of the bonus percentages shown for Senior Vice Presidents.

3.
The target bonus percentage under the program is 110% for the CEO, 100% for the President, 50% for Executive Vice President, 35% for Senior Vice Presidents, 17.5% for Vice Presidents, and 8.75% for Assistant Vice Presidents. The maximum bonus percentage under the Program is 150% for the CEO, 130% for the President, 65% for Executive Vice President, 45.00% for Senior Vice Presidents, 22.50% for Vice Presidents, and 11.25% for Assistant Vice Presidents. The targeted weighting of the total bonus percentage for the CEO and President (applied to Base Salary (as defined below)) for the three measurable performance factors is 30% for sales performance, 30% for expense management performance, and 40% for profitability. The targeted weighting of the total bonus percentage for EVP, SVP and below (applied to Base Salary (as defined below)) for the three measurable performance factors is 25% for sales performance, 25% for expense management performance, and 50% for profitability. Actual results will be compared to the target grids and can either increase or decrease each of the individual performance factor bonus percentages as explained in the following sections For purposes of the Program, the Base Salary of each Participant is his annual base salary for 2020 (prorated for Participants who are not employed by the Company for the entire 2020 performance period from January 1, 2020 through December 31, 2020) as certified by the Committee in its sole discretion.

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National Western Life Insurance Company	2020
OFFICER BONUS PROGRAM

4.
Once the percentage amount has been determined, as described in the previous paragraph, 50% of that amount will be “at risk” and subject to successful completion of individual objectives as assessed by the President. The objectives will be established by each Participant together with the President before the end of the first quarter of 2020. The President will present recommendations to the Committee after the end of the 2020 performance cycle as to the actual award to be paid based on his assessment of achievement.

II.	Company Sales Component:

1.	The sales component of the Program is further subdivided between Life production and Annuity production. For 2020, the sales goals for each line of business of the Company are:

a.	Life -- $178,000,000 net total placed premium sales

b.	Annuities -- $400,000,000 total placed premium

2.
The Company’s New Business Market Summary Report (NWAR60) and the equivalent LifeCycle 2.0 sales report will be the source of sales results for purposes of this Program. The bonus percentage corresponding with each sales production levels achieved in 2020 will be applied to 100% of the Participant’s Base Salary in accordance with the following grids:

CEO & President		EVP		SVP*
Placed Total Life Premium	Bonus %	Placed Total Life Premium	Bonus %	Placed Total Life Premium	Bonus %
$148,000,000	7.50%	$148,000,000	3.750%	$148,000,000	3.125%
$163,000,000	11.25%	$163,000,000	5.000%	$163,000,000	3.750%
$178,000,000	15.00%	$178,000,000	6.250%	$178,000,000	4.375%
$193,000,000	18.75%	$193,000,000	7.500%	$193,000,000	5.000%
$208,000,000	22.50%	$208,000,000	8.750%	$208,000,000	5.625%

*Reduce by one-half for participants who are Vice Presidents and by three-fourths for participants who are Assistant Vice Presidents.

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National Western Life Insurance Company	2020
OFFICER BONUS PROGRAM

CEO & President		EVP		SVP*
Annuities Placed Total Premium	Bonus %	Annuities Placed Total Premium	Bonus %	Annuities Placed Total Premium	Bonus %
$250,000,000	7.50%	$250,000,000	3.750%	$250,000,000	3.125%
$325,000,000	11.25%	$325,000,000	5.000%	$325,000,000	3.750%
$400,000,000	15.00%	$400,000,000	6.250%	$400,000,000	4.375%
$450,000,000	18.75%	$450,000,000	7.500%	$450,000,000	5.000%
$500,000,000	22.50%	$500,000,000	8.750%	$500,000,000	5.625%

*Reduce by one-half for participants who are Vice Presidents and by three-fourths for participants who are Assistant Vice Presidents.

3.
If Life net total placed premium sales or Annuities total placed premium, as applicable, for a segment is below the lowest target amount for that segment, no bonus percentage will be earned for that segment. The bonus percentage shown for each specified amount of Life net total placed premium sales or Annuities total placed premium, as applicable, applies if actual performance is equal to or greater than the amount shown and, except for the last level, is less than the amount shown for the next level.

III.	Company Expense Management Component:

1.
The expense component of the Program is based upon a ratio of actual cost center expenses to budgeted cost center expenses. For purposes of this measurement, expenses pertaining to Marketing cost centers are excluded.

2.
Actual cost center expenses will be compared to budgeted expenses for purposes of determining a ratio. The “par” ratio of actual expenses to targeted expenses is 100% for this bonus component. The bonus percentage corresponding with the actual expense to targeted expense ratio achieved will be applied to 100% of each Participant’s Base Salary in accordance with the following grid:

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National Western Life Insurance Company	2020
OFFICER BONUS PROGRAM

CEO & President		EVP		SVP*
Ratio of Actual Expense to Targeted Expense	Bonus %	Ratio of Actual Expense to Targeted Expense	Bonus %	Ratio of Actual Expense to Targeted Expense	Bonus %
109.0% and above	0.00%	109.0% and above	0.00%	109.0% and above	0.00%
106.5% to 109.0%	7.50%	106.5% to 109.0%	5.000%	106.5% to 109.0%	3.125%
104.0% to 106.5%	15.00%	104.0% to 106.5%	7.500%	104.0% to 106.5%	6.250%
101.5% to 104.0%	22.50%	101.5% to 104.0%	10.000%	101.5% to 104.0%	7.500%
99.0% to 101.5%	30.00%	99.0% to 101.5%	12.500%	99.0% to 101.5%	8.750%
96.5% to 99.0%	37.50%	96.5% to 99.0%	15.000%	96.5% to 99.0%	10.000%
Les than 96.5%	45.00%	Les than 96.5%	17.500%	Les than 96.5%	11.250%

*Reduce by one-half for participants who are Vice Presidents and by three-fourths for participants who are Assistant Vice Presidents.

3.
The bonus percentage shown for each specified range level applies if the ratio of actual cost center expenses to budgeted expenses achieved is greater than the lower limit shown in the level and, except for the last level, is equal to or less than the upper limit shown for the same level.

4.
For purposes of the expense component, special consideration may be given at the discretion of the Compensation Committee for items of an unusual and/or non-recurring nature (e.g., lawsuit settlements, excess pension contributions) that are beyond the control of Company management.

IV.	Company Profitability Component:

1.
The profitability component of the Program is based upon the consolidated GAAP return on assets (ROA) percentage as derived from the segment results reported in National Western Life Group, Inc.’s (NWLGI)’s Form 10-K. The ROA percentage is calculated as the sum of GAAP segment net operating earnings divided by the sum of the beginning of the year GAAP segment assets. Segment GAAP net operating earnings are after federal income taxes but exclude realized gains and losses on investments. As the GAAP results, including segment information, reported in the Form 10-K are audited by the Company’s independent auditors, the ROA calculation will be finalized at the time NWLGI’s Form 10-K for the year is filed with the SEC.

2.	The bonus percentage corresponding with the actual ROA percentage for 2020 will be applied to 100% of each Participant’s Base Salary in accordance with the following grid:

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National Western Life Insurance Company	2020
OFFICER BONUS PROGRAM

CEO		President		EVP		SVP*
ROA %	Bonus %	ROA %	Bonus %	ROA %	Bonus %	ROA %	Bonus %
0.65% to 0.75%	25.00%	0.65% to 0.75%	20.00%	0.65% to 0.75%	15.00%	0.65% to 0.75%	12.50%
0.75% to 0.85%	37.50%	0.75% to 0.85%	30.00%	0.75% to 0.85%	20.00%	0.75% to 0.85%	15.00%
0.85% to 0.95%	50.00%	0.85% to 0.95%	40.00%	0.85% to 0.95%	25.00%	0.85% to 0.95%	17.50%
0.95% to 1.05%	55.00%	0.95% to 1.05%	50.00%	0.95% to 1.05%	27.50%	0.95% to 1.05%	20.00%
1.05% and above	60.00%	1.05% and above	60.00%	1.05% and above	30.00%	1.05% and above	22.50%

*Reduce by one-half for participants who are Vice Presidents and by three-fourths for participants who are Assistant Vice Presidents.

3.
If the actual ROA percentage achieved in 2020 is less than the lowest percentage shown (0.65%), no bonus percentage will be earned. The bonus percentage shown for each specified ROA percentage range level applies if the actual ROA percentage achieved is greater than the lower limit shown in the level and, except for the last level, is equal to or less than the upper limit shown for the same level.

V.	Administration:

1.
Determination of Bonuses.  After audited GAAP financial statements become available for the 2020 performance period, the Committee shall determine the extent to which the first 3 measureable performance factors have been achieved and take into consideration the President’s assessment of achievement towards goals and objectives of each participant and determine the bonus percentage for each Participant for 2020. The Committee shall certify such determination in writing. The Company’s independent auditors will also review the calculation of the bonus percentage for compliance with the details of this Program as part of the Company’s audited financial statements. Notwithstanding any contrary provision of the Program, the Committee, in its sole discretion, may eliminate or reduce the bonus payable to any Participant below that which otherwise would be payable under the Program formula.

2.
Timing and Form of Payment.  After the bonus amount is certified by the Committee, the bonuses shall be paid in cash in a single lump sum. Such payment shall occur on or after January 1, 2021 and on or before March 15, 2021. Bonus payments are intended to qualify as short-term deferrals under section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and shall be paid not later than the latest specified payment date (March 15, 2021). The Company shall have the authority to delay the payment of any bonus under the Program to the extent it deems necessary or appropriate to comply with Code section 409A(a)(2)(B)(i).

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National Western Life Insurance Company	2020
OFFICER BONUS PROGRAM

3.	Effect of Termination.

a.
If a Participant terminates employment with the Company for any reason after the end of the 2020 performance period but prior to the date the bonus for such period is paid, the Participant shall be entitled to payment of the bonus determined by the Committee, subject to reduction or elimination under the last sentence of the “Determination of Bonuses” paragraph above based on the circumstances surrounding such termination of employment.

b.
If a Participant terminates employment with the Company prior to the end of the applicable 2020 Performance Period for any reason other than termination for cause by the Company (as determined by the Committee in its sole discretion), the Committee shall reduce the Participant’s bonus proportionately based on the date of termination (and subject to further reduction or elimination under the last sentence of the “Determination of Bonuses” paragraph above based on the circumstances surrounding such termination of employment).

c.	If a Participant is terminated for cause by the Company prior to the payment of any bonus, no bonus shall be payable hereunder.

d.	If a Participant dies prior to the payment of a bonus payable hereunder, the bonus shall be paid to the Participant’s beneficiary of record.

4.
Source of Payments.  Bonuses that may become payable under the Program shall be paid solely from the general assets of the Company. The rights of each Participant (and any person claiming entitlement by or through a Participant) hereunder shall be solely those of an unsecured general creditor of the Company. The Program shall be unfunded. The Company may maintain bookkeeping accounts with respect to Participants who are entitled to bonuses under the Program, but such accounts shall be used merely for bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by interests in bonuses nor shall the Program be construed as providing for any such segregation.

5.
Committee Administration.  The Program shall be administered by the Committee. The Committee shall have complete discretion and authority to administer the Program and to interpret the provisions of the Program. Any determination, decision, or action of the Committee in connection with the construction, interpretation, administration, or application of the Program shall be final, conclusive, and binding upon all persons, and shall be given the maximum deference permitted by law. The Committee may amend or terminate the Program at any time without the consent of any Participant by adoption of a written instrument.

6.	Miscellaneous.

a.	The Company shall withhold all applicable taxes and other amounts required by law to be withheld from any bonus payment, including any non-U.S., federal, state, and local taxes.

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National Western Life Insurance Company	2020
OFFICER BONUS PROGRAM

b.
A Participant’s rights under this Program will not be assignable, transferable, pledged, or in any manner alienated, whether by operation of law or otherwise, except as a result of death or incapacity where such rights are passed pursuant to a will or by operation of law.

c.	Any assignment, transfer, pledge, or other disposition in violation of this provision will be null and void.

d.
Nothing in the Program shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment at any time, nor confer upon any Participant any right to continue in the employment of the Company.

e.
Bonuses payable hereunder shall constitute special discretionary incentive payments to the Participants and will not be required to be taken into account in computing the amount of salary or compensation of the Participants for the purpose of determining any contributions to or any benefits under any pension, retirement, profit-sharing, bonus, life insurance, severance or other benefit plan of the Company or under any agreement with a Participant, unless the Company specifically provides otherwise. T

f.
The Program and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the Code, shall be governed by the law of the State of Texas, without giving effect to conflict or choice of laws provisions thereof.

g.	This Program shall be binding upon and inure to the benefit of the Company, its successors and assigns, and the Participants, and their heirs, assigns, and personal representatives.

h.	The captions used in this Program are for convenience only and shall not be construed in interpreting the Program.

i.	Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall also include the plural, and conversely.

j.	This Program constitutes the final and complete expression of agreement with respect to the subject matter hereof and may not be amended except by a written instrument adopted by the Committee.

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